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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders of Transmation, Inc., which is incorporated by reference in Transmation Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference of our report dated May 14, 1999 relating to the financial statement schedule, which appears in such annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester New York
January 20, 2000